Exhibit 15.1

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in Registration Statement No. 333-166179 on Form S-8 of our reports dated April 23, 2013, relating to the financial statements and financial statement schedules of China Lodging Group, Limited, and the effectiveness of China Lodging Group, Limited’s internal control over financial reporting, appearing in this Annual Report on Form 20-F of China Lodging Group, Limited for the year ended December 31, 2012.

/s/ Deloitte Touche Tohmatsu Certified Public Accountants LLP

Deloitte Touche Tohmatsu Certified Public Accountants LLP

Shanghai, China

April 23, 2013